Exhibit 99.1

McGraw Hill, Inc. Announces Proposed Offering of Senior Secured Notes and Refinancing of Credit Facilities

COLUMBUS, Ohio, September 25, 2026 – McGraw Hill, Inc. (the “Company”) announced today that McGraw-Hill Education, Inc., the Company’s wholly-owned subsidiary (the “Issuer”) intends, subject to market conditions, to offer $500 million in aggregate principal amount of senior secured notes due 2033 (the “Notes”) in a private offering (the “Offering”). The Notes will be guaranteed by the Issuer’s parent, Mav Intermediate Holding II Corporation, and certain of the Issuer’s direct and indirect subsidiaries.

In connection with the Offering, the Issuer intends to (i) enter into an amendment to its senior secured cash flow credit agreement, to, among other things, extend the maturity of the revolving credit facility provided thereunder to 2031, increase the aggregate principal amount of available commitments under such revolving credit facility to $150 million and refinance the existing term loan facility (the “Existing Term Loan”) provided thereunder with a new first lien senior secured term loan B facility with a maturity of 2033 and an aggregate principal amount of $830 million (the “A&E Term Loan Facility”) and (ii) enter into an amendment to its senior secured ABL revolving credit agreement to, among other things, extend its maturity to 2031 (collectively, the “Credit Facilities Refinancing” and, together with the Offering, the “Refinancing Transactions”).

The Issuer intends to use the net proceeds from the Offering, together with borrowings under the A&E Term Loan Facility, to (i) redeem in full the Issuer’s outstanding 5.750% Secured Notes due 2028 and (ii) refinance the Existing Term Loan.

The Notes and the related guarantees are being offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, the related guarantees or any other security and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

About McGraw Hill

McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the offering of the Notes and the use of proceeds therefrom, the Refinancing Transactions and the repayment, redemption and refinancing of certain of the Issuer’s existing indebtedness. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. There are a number of risks, uncertainties and other important factors that could impact our ability to consummate the Refinancing Transactions on the terms described in this press release, including those described under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other filings made with the U.S. Securities and Exchange Commission. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law.

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